Exhibit 99.1

2U, Inc. Reports Results for Fourth Quarter and Full-Year 2019

Delivers fourth quarter revenue growth of 42%

Full-year revenue growth of 40%

LANHAM, Md. — February 6, 2020 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the fourth quarter and full-year ended December 31, 2019.

Results for Fourth Quarter 2019 Compared to Fourth Quarter 2018

•	Revenue increased 42% to $163.2 million

•	Graduate Program Segment revenue increased 12% to $108.2 million

•	Alternative Credential Segment revenue increased 202% to $54.9 million, including $33.2 million in revenue from Trilogy, acquired in May 2019

•	Net loss was $44.6 million, or $(0.70) per share, compared to net income of $4.8 million, or $0.08 per share, in the fourth quarter of 2018

Non-GAAP Results for Fourth Quarter 2019 Compared to Fourth Quarter 2018

•	Adjusted net loss was $11.2 million, or $(0.18) per share, compared to adjusted net income of $13.7 million, or $0.23 per share, in the fourth quarter of 2018

•	Adjusted EBITDA was $5.0 million, compared to $20.1 million in the fourth quarter of 2018

Results for Full-Year 2019 Compared to Full-Year 2018

•	Revenue increased 40% to $574.7 million

•	Graduate Program Segment revenue increased 20% to $417.2 million

•	Alternative Credential Segment revenue increased 148% to $157.5 million, including $74.3 million in revenue from Trilogy, acquired in May 2019

•	Net loss increased $196.9 million to $235.2 million or $(3.83) per share

Non-GAAP Results for Full-Year 2019 Compared to Full-Year 2018

•	Adjusted net loss increased $68.4 million to $71.9 million or $(1.17) per share

•	Adjusted EBITDA loss was $23.9 million, compared to adjusted EBITDA of $17.7 million in 2018

“Over the past year, with the addition of our boot camp and undergraduate offerings, we have opened up significant new market segments, more than doubled our client base, and now deliver a portfolio of over 400 career-relevant, high-quality product offerings,” Co-Founder and Chief Executive Officer Christopher “Chip” Paucek said. “Our recent expansion of 2U’s relationship with the University of London and the London School of Economics and Political Science is a testament to the strength of our partnerships and will allow us to power a compelling mix of seven bachelor’s degrees from two of the world’s most recognized and respected institutions.”

Chief Financial Officer Paul Lalljie commented, “We closed out 2019 with strong results, and enter 2020 with excellent momentum. The business is on pace to deliver industry-leading growth for the year, with revenue expected to grow by 26-30% and adjusted EBITDA expected to turn positive in the third quarter. We remain focused on improving operational efficiency and accelerating our path to profitability and positive free cash flow.”

Discussion of Fourth Quarter 2019 Results

Revenue totaled $163.2 million, a 42% increase from $115.1 million in the fourth quarter of 2018. Graduate Program Segment revenue grew 12% to $108.2 million, driven by a 20% increase in full course equivalent enrollments, partially offset by a 7% decrease in average revenue per full course equivalent enrollment. Alternative Credential Segment revenue increased 202% to $54.9 million, driven by full course equivalent enrollments of 14,639.

Costs and expenses totaled $204.5 million, an 83% increase from $111.8 million in the fourth quarter of 2018. This $92.7 million increase was primarily driven by $55.1 million of incremental operating costs related to Trilogy and $5.8 million in transaction, integration, restructuring-related and shareholder activism costs. The remainder of the cost increase was primarily attributable to direct marketing, personnel, and curriculum and teaching costs.

As of December 31, 2019, the company's cash, cash equivalents and restricted cash totaled $189.9 million, a decrease of $259.9 million from $449.8 million as of December 31, 2018. The $259.9 million decrease from December 31, 2018 was primarily driven by $388.0 million to acquire Trilogy, capital expenditures of $80.5 million and cash used in operating activities of $52.0 million, partially offset by borrowings under the company’s term loan facility of $244.7 million and a $25.0 million inflow from the maturity of a certificate of deposit. As of December 31, 2019, the company had approximately $254.5 million of indebtedness on a consolidated basis, principally related to the company’s term loan facility maturing in May 2024.

Business Outlook for Fiscal Year 2020

First Quarter 2020

•	Revenue to range from $170.0 million to $180.0 million, or growth of 39% to 47%

•	Net loss to range from $70.0 million to $60.0 million

•	Adjusted net loss to range from $36.0 million to $26.0 million

•	Adjusted EBITDA (loss) to range from $(18.0) million to $(8.0) million

Full-Year 2020

•	Revenue to range from $725.0 million to $750.0 million, or growth of 26% to 30%

•	Net loss to range from $220.0 million to $200.0 million

•	Adjusted net loss to range from $90.0 million to $70.0 million

•	Adjusted EBITDA (loss) to range from $(5.0) million to $10.0 million

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), taxes, depreciation and amortization expense, foreign currency gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, shareholder activism costs, impairment charges, and stock-based compensation expense. The company defines unlevered free cash flow as net cash from operating activities, less capital expenditures and excluding restructuring-related and certain other non-ordinary cash payments, and cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, shareholder activism costs, impairment charges, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods which result in adjusted net income, and basic weighted-average shares outstanding for periods which result in an adjusted net loss.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures have certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U, Inc.’s fourth quarter and full-year 2019 financial results conference call
When:	Thursday, February 6, 2020
Time:	4:30 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 400 digital and in-person educational offerings, including graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 200,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the acquisition of Trilogy and future results of the operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on our industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service, or SaaS, technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain services or components used in its platform;

•	the company’s ability to meet the anticipated launch dates of its educational offerings;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to acquire new university clients and expand its offerings with existing university clients;

•	its ability to successfully integrate the operations of its acquisitions, including Trilogy Education Services, Inc., or Trilogy, achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the company’s ability to service its substantial indebtedness and comply with the financial and other restrictive covenants contained in the credit agreement governing its senior secured term loan facility;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;

•	the company’s ability to continue to acquire prospective students for its offerings;

•	the company’s ability to affect or increase student retention in its graduate programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	the company’s expectations regarding future expenses in relation to future revenue;

•	potential changes in regulations applicable to the company or its university clients; and

•	the impact and cost of stockholder activism.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ed Goodwin, 2U, Inc., egoodwin@2U.com

Media Contact: Glenda Felden, 2U, Inc., media@2U.com

2U, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$170,593	$449,772
Restricted cash	19,276	—
Investments	—	25,000
Accounts receivable, net	33,655	32,636
Prepaid expenses and other assets	37,424	14,272
Total current assets	260,948	521,680
Property and equipment, net	57,643	52,299
Right-of-use assets	43,401	—
Goodwill	418,350	61,852
Amortizable intangible assets, net	333,075	136,605
University payments and other assets, non-current	73,413	34,918
Total assets	$1,186,830	$807,354
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$65,381	$27,647
Accrued compensation and related benefits	21,885	23,001
Deferred revenue	48,833	8,345
Lease liability	7,320	—
Other current liabilities	12,535	9,487
Total current liabilities	155,954	68,480
Long-term debt	246,620	3,500
Deferred tax liabilities, net	5,133	6,949
Lease liability, non-current	66,974	—
Other liabilities, non-current	899	23,416
Total liabilities	475,580	102,345
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 63,569,109 shares issued and outstanding as of December 31, 2019; 57,968,493 shares issued and outstanding as of December 31, 2018	63	58
Additional paid-in capital	1,197,379	957,631
Accumulated deficit	(479,388)	(244,166)
Accumulated other comprehensive loss	(6,804)	(8,514)
Total stockholders’ equity	711,250	705,009
Total liabilities and stockholders’ equity	$1,186,830	$807,354

2U, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenue	$163,178	$115,095	$574,671	$411,769
Costs and expenses
Curriculum and teaching	21,925	6,625	63,270	23,290
Servicing and support	27,372	18,087	98,890	67,203
Technology and content development	35,504	18,376	115,473	63,812
Marketing and sales	82,164	49,033	342,395	221,015
General and administrative	37,549	19,666	131,020	82,989
Impairment charge	—	—	70,379	—
Total costs and expenses	204,514	111,787	821,427	458,309
Income (loss) from operations	(41,336)	3,308	(246,756)	(46,540)
Interest income	713	2,120	5,800	5,173
Interest expense	(5,289)	(27)	(13,419)	(108)
Other income (expense), net	386	(229)	(707)	(1,722)
Income (loss) before income taxes	(45,526)	5,172	(255,082)	(43,197)
Income tax (expense) benefit	942	(340)	19,860	4,867
Net income (loss)	$(44,584)	$4,832	$(235,222)	$(38,330)
Net income (loss) per share, basic	$(0.70)	$0.08	$(3.83)	$(0.69)
Net income (loss) per share, diluted	$(0.70)	$0.08	$(3.83)	$(0.69)
Weighted-average shares of common stock outstanding, basic	63,481,130	57,924,666	61,393,666	55,833,492
Weighted-average shares of common stock outstanding, diluted	63,481,130	60,666,682	61,393,666	55,833,492
Other comprehensive income (loss)
Foreign currency translation adjustments, net of tax of $0 for all periods presented	5,695	(1,513)	1,710	(13,840)
Comprehensive income (loss)	$(38,889)	$3,319	$(233,512)	$(52,170)

2U, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2019	2018	2017
	(unaudited)
Cash flows from operating activities
Net loss	$(235,222)	$(38,330)	$(29,423)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	69,843	32,785	19,624
Stock-based compensation expense	51,504	31,410	21,930
Non-cash lease expense	11,725	—	—
Bad debt expense	1,425	—	—
Impairment charge	70,379	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	11,949	(18,497)	(5,634)
Partner payments	(21,675)	(11,322)	(13,239)
Prepaid expenses and other assets	(6,845)	(4,932)	1,549
Accounts payable and accrued expenses	17,081	4,724	3,504
Accrued compensation and related benefits	(5,539)	4,046	2,504
Deferred revenue	10,014	1,527	1,661
Other liabilities, net	(28,595)	(6,243)	4,763
Other	1,982	1,712	867
Net cash (used in) provided by operating activities	(51,974)	(3,120)	8,106
Cash flows from investing activities
Purchase of a business, net of cash acquired	(388,004)	—	(97,102)
Additions of amortizable intangible assets	(64,923)	(65,190)	(23,823)
Purchases of property and equipment	(13,421)	(11,996)	(27,316)
Purchase of investments	(10,000)	(25,000)	—
Proceeds from maturities of investments	25,000	—	—
Advances made to university clients	(400)	(300)	(1,950)
Advances repaid by university clients	350	25	817
Net cash used in investing activities	(451,398)	(102,461)	(149,374)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	—	330,901	189,463
Proceeds from debt	244,724	—	3,500
Payments on debt	—	—	(1,517)
Payment of debt issuance costs	(1,953)	—	—
Tax withholding payments associated with settlement of restricted stock units	(2,574)	(3,451)	(1,309)
Proceeds from exercise of stock options	3,119	7,366	6,615
Proceeds from employee stock purchase plan share purchases	3,382	3,121	—
Payments for acquisition of amortizable intangible assets	(2,180)	(4,900)	—
Net cash provided by financing activities	244,518	333,037	196,752
Effect of exchange rate changes on cash	(1,049)	(1,054)	(844)
Net (decrease) increase in cash, cash equivalents and restricted cash	(259,903)	226,402	54,640
Cash, cash equivalents and restricted cash, beginning of period	449,772	223,370	168,730
Cash, cash equivalents and restricted cash, end of period	$189,869	$449,772	$223,370

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net income (loss) to adjusted net income (loss) for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands, except share and per share amounts)
Net income (loss)	$(44,584)	$4,832	$(235,222)	$(38,330)
Adjustments:
Foreign currency (gain) loss	(386)	229	707	1,722
Amortization of acquired intangible assets	10,834	1,422	28,697	6,145
Income tax benefit on amortization of acquired intangible assets	(403)	(390)	(1,568)	(1,684)
Acquisition-related income tax expense (benefit)	298	214	(17,460)	(2,773)
Deferred revenue fair value adjustment	1,896	—	11,175	—
Transaction costs	320	—	4,786	—
Integration costs	762	—	3,255	—
Restructuring-related costs	3,652	—	10,826	—
Shareholder activism costs	1,042	—	1,042	—
Impairment charge	—	—	70,379	—
Stock-based compensation expense	15,418	7,346	51,504	31,410
Total adjustments	33,433	8,821	163,343	34,820
Adjusted net income (loss)	$(11,151)	$13,653	$(71,879)	$(3,510)
Net income (loss) per share, basic	$(0.70)	$0.08	$(3.83)	$(0.69)
Net income (loss) per share, diluted	$(0.70)	$0.08	$(3.83)	$(0.69)
Adjusted net income (loss) per share, basic	$(0.18)	$0.24	$(1.17)	$(0.06)
Adjusted net income (loss) per share, diluted	$(0.18)	$0.23	$(1.17)	$(0.06)
Weighted-average shares of common stock outstanding, basic	63,481,130	57,924,666	61,393,666	55,833,492
Weighted-average shares of common stock outstanding, diluted	63,481,130	60,666,682	61,393,666	55,833,492

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of unlevered free cash flow to net cash used in operating activities for each of the trailing 12 month periods indicated:

	Trailing 12 Months Ended
	Q1 ‘19	Q2 ‘19	Q3 ‘19	Q4 ‘19
	(in thousands)
Net cash used in operating activities	$(16,816)	$(30,867)	$(62,738)	$(51,974)
Additions to amortizable intangible assets	(56,955)	(57,581)	(64,427)	(64,923)
Purchases of property and equipment	(13,304)	(15,011)	(15,279)	(13,421)
Payments on acquisition of amortizable intangible assets	(6,183)	(6,183)	(1,283)	(2,180)
Partner payments	19,985	24,710	26,450	26,100
Non-ordinary cash payments*	—	4,022	11,008	13,989
Free cash flow	(73,273)	(80,910)	(106,269)	(92,409)
Cash interest payments on debt	—	1,877	7,128	12,147
Unlevered free cash flow	$(73,273)	$(79,033)	$(99,141)	$(80,262)

*	Non-ordinary cash payments include transaction, integration, restructuring-related and shareholder activism costs, and therefore reflect the timing of the cash payments rather than the timing of the expense recognized in the Consolidated Statements of Operations and Comprehensive Loss.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net income (loss) to adjusted EBITDA (loss) for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Net income (loss)	$(44,584)	$4,832	$(235,222)	$(38,330)
Adjustments:
Interest income	(713)	(2,120)	(5,800)	(5,173)
Interest expense	5,289	27	13,419	108
Foreign currency (gain) loss	(386)	229	707	1,722
Income tax (benefit) expense	(942)	340	(19,860)	(4,867)
Depreciation and amortization expense	23,204	9,403	69,843	32,785
Deferred revenue fair value adjustment	1,896	—	11,175	—
Transaction costs	320	—	4,786	—
Integration costs	762	—	3,255	—
Restructuring-related costs	3,652	—	10,826	—
Shareholder activism costs	1,042	—	1,042	—
Impairment charge	—	—	70,379	—
Stock-based compensation expense	15,418	7,346	51,504	31,410
Total adjustments	49,542	15,225	211,276	55,985
Adjusted EBITDA (loss)	$4,958	$20,057	$(23,946)	$17,655

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents (i) a reconciliation of net loss guidance to adjusted net loss guidance and adjusted EBITDA (loss) guidance and (ii) a reconciliation of net loss per share guidance to adjusted net loss per share guidance, each at the midpoint of the ranges provided by the company, for each of the periods indicated:

	Three Months Ending March 31, 2020		Year Ending December 31, 2020
	$	$/Share	$	$/Share
	(in millions, except per share amounts)
Net loss	$(65.0)	$(1.02)	$(210.0)	$(3.27)
Adjustments:
Amortization of acquired intangible assets	11.7	0.18	51.8	0.80
Income tax benefit on amortization of acquired intangible assets	(0.5)	(0.01)	(1.8)	(0.03)
Stock-based compensation expense	22.8	0.36	80.0	1.25
Adjusted net loss	(31.0)	(0.49)	(80.0)	(1.25)
Interest income	(0.3)	*	(0.7)	*
Interest expense	5.5	*	22.2	*
Income tax expense (benefit)	—	*	60.4	*
Depreciation and amortization expense	12.8	*	0.6	*
Adjusted EBITDA (loss)	$(13.0)	*	$2.5	*
Projected weighted-average shares of common stock outstanding, basic		63.6		64.2

*	Not provided.

2U, Inc.

Key Business and Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in the company’s Graduate Program Segment for the last eight quarters.

	Q1 ‘18	Q2 ‘18	Q3 ‘18	Q4 ‘18	Q1 ‘19	Q2 ‘19	Q3 ‘19	Q4 ‘19
Graduate Program Segment full course equivalent enrollments	29,770	30,548	32,665	34,695	39,512	39,180	40,910	41,704
Graduate Program Segment average revenue per full course equivalent enrollment	$2,706	$2,658	$2,747	$2,792	$2,637	$2,588	$2,527	$2,595

Alternative Credential Segment

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q1 ‘18	Q2 ‘18	Q3 ‘18	Q4 ‘18	Q1 ‘19	Q2 ‘19	Q3 ‘19	Q4 ‘19
Alternative Credential Segment full course equivalent enrollments	6,002	8,222	8,937	9,041	9,128	12,662	14,729	14,639
Alternative Credential Segment average revenue per full course equivalent enrollment*	$1,954	$1,972	$1,930	$2,015	$1,979	$2,955	$3,825	$3,883

*	The Trilogy acquisition, completed on May 22, 2019, is fully incorporated in the company’s results from that date forward. Average revenue per full course equivalent enrollment for the company’s Alternative Credential Segment includes $3.3 million, $6.0 million and $1.9 million of purchase accounting adjustments for the second, third and fourth quarters of 2019, respectively.